Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
April 25, 2023

GOLD RESOURCE CORPORATION REPORTS STRONG FIRST QUARTER GOLD PRODUCTION AND A STRENGTHENED MANAGEMENT TEAM AT THE MINE

●	MAINTAINED A SOLID BALANCE SHEET WITH $21.4 million IN CASH
●	Sold 10,055 gold equivalent ounces
●	COMPLETED MORE THAN 2,500 METERS OF EXPANSION EXPLORATION DRILLING
●	EBITDA OF $6.3 million
●	Net losses of $1 million, OR $0.01 Per Share

Denver, Colorado – April 25, 2023 – Gold Resource Corporation (NYSE American: GORO) (the “Company”) sold a total of 6,508 ounces of gold and 294,815 ounces of silver in the first quarter of 2023 for a total of 10,055 gold equivalent ounces. Additionally, during the quarter, the Company sold 3,060 tonnes of zinc, 332 tonnes of copper, and 1,417 tonnes of lead. For the quarter ended March 31, 2023, the company reported a net loss of $1 million with revenue of $31.2 million and mine gross profit of $3.9 million from operations. A total of $5 million was invested in the Don David Gold Mine and Back Forty Project.

“Our 2023 annual production at the Don David Gold Mine is off to a good start. This achievement is due to mining higher average grades as a result of targeted infill drilling and mine sequencing,” stated Allen Palmiere, President and CEO. “Underground resource expansion drilling is progressing as planned. In addition, the mine is managed by a new leadership team that is already realizing improvements to maximize efficiencies and safety protocols. At the Back Forty Project in Michigan, feasibility study work related to metallurgical testing and refinement of capital cost estimates continues.”

2023 HIGHLIGHTS

Additional highlights for the three months ended March 31, 2023, are summarized below:

Financial:

●	Working capital was $24.1 million as of March 31, 2023, $2.7 million higher than as of December 31, 2022. The increase is primarily due to a decrease in royalty taxes payable.
●	Total cash cost for the quarter was $711 per gold equivalent (“AuEq”) ounce (after co-product credits) and total all-in sustaining cost for the quarter was $1,221 per AuEq ounce (after co-product credits).
●	The Company’s Annual Meeting of Shareholders will be held in person on June 15, 2023. Information regarding notice, materials, and voting can be found in the 2023 Proxy Statement that will be filed with the SEC on April 28, 2023 and available at https://www.sec.gov/edgar.

Don David Gold Mine:

●	The Don David Gold Mine (“DDGM”) safety program aims to bolster the overall health and safety culture of our employees.
o	There was one lost time incident during the first quarter of 2023.
o	The year-to-date lost time injury frequency rate per million hours of 1.96 is substantially below the Camimex (Mexican Chamber of Mines) industry average of 4.52.
●	For the ninth consecutive year, the Don David Gold Mine earned the prestigious Empresa Socialmente Responsable (“ESR”) award from the Mexican Center for Philanthropy (CEMEFI). Awards are given to organizations who demonstrate a commitment to supporting social and environmental protection programs within their local communities.
●	Exploration has progressed as planned during the first quarter with work continuing to focus on infill drilling with encouraging results. Our 2023 exploration objectives are to identify and define additional mineral resources from the Three Sisters, South Soledad, Sagrario, and Marena vein systems.

Back Forty Project:

●	The feasibility study work for the Back Forty Project in Michigan, USA progressed during the first quarter of 2023. Work related to metallurgy and the economic model will continue with a deliberate and measured approach.
●	Once the feasibility study work is completed, the Company’s Board of Directors will evaluate the current economic climate and make a decision on how to move forward with the Back Forty Mine.

2023 Capital and Exploration Investment Summary

		For the three months ended March 31, 2023	2023 full year guidance
		(in thousands)
Sustaining Investments:
Underground Development	Capital	$1,296
Infill Drilling	Capitalized Exploration	817
Other Sustaining Capital	Capital	475
Surface and Underground Exploration Development & Other	Capitalized Exploration	548
Subtotal of Sustaining Investments:		3,136	$9 - 11 million
Growth Investments:
DDGM growth:
Surface Exploration / Other	Exploration	766
Underground Exploration Drilling	Exploration	477
Underground Exploration Development	Exploration	146
Back Forty growth:
Back Forty Feasibility Study & Permits	Exploration	450
Subtotal of Growth Investments:		1,839	$6 - 7 million
Total Capital and Exploration:		$4,975	$15 - 18 million

Trending Highlights (unaudited)

	2022				2023
	Q1	Q2	Q3	Q4	Q1
Operating Data
Total tonnes milled	136,844	129,099	110,682	116,616	117,781
Average Grade
Gold (g/t)	3.00	2.63	1.98	2.51	2.33
Silver (g/t)	81	64	80	109	94
Copper (%)	0.41	0.32	0.37	0.45	0.37
Lead (%)	1.97	1.99	1.59	1.58	1.73
Zinc (%)	4.89	4.00	4.21	4.27	3.88
Metal production (before payable metal deductions)
Gold (ozs.)	11,187	9,317	5,851	7,767	7,171
Silver (ozs.)	332,292	249,088	261,256	370,768	322,676
Copper (tonnes)	431	303	296	406	336
Lead (tonnes)	2,073	2,020	1,249	1,323	1,559
Zinc (tonnes)	5,562	4,282	3,901	4,198	3,837
Metal produced and sold
Gold (ozs.)	8,381	8,746	5,478	7,514	6,508
Silver (ozs.)	265,407	231,622	225,012	335,168	294,815
Copper (tonnes)	408	286	282	372	332
Lead (tonnes)	1,639	1,755	1,056	941	1,417
Zinc (tonnes)	4,359	3,590	2,943	3,265	3,060
Average metal prices realized
Gold ($ per oz.)	$ 1,898	$ 1,874	$ 1,627	$ 1,734	$ 1,915
Silver ($ per oz.)	$ 23.94	$ 22.05	$ 18.54	$ 21.25	$ 23.04
Copper ($ per tonne)	$ 10,144	$ 9,275	$ 7,115	$ 8,221	$ 9,172
Lead ($ per tonne)	$ 2,347	$ 2,168	$ 1,882	$ 1,954	$ 2,158
Zinc ($ per tonne)	$ 3,842	$ 4,338	$ 3,186	$ 2,577	$ 3,195
Gold equivalent ounces sold
Gold Ounces	8,381	8,746	5,478	7,514	6,508
Gold Equivalent Ounces from Silver	3,348	2,729	2,564	4,107	3,547
Total AuEq oz	11,729	11,475	8,042	11,621	10,055
Financial Data ($'s in thousands except for per ounce)
Total sales, net	$ 45,417	$ 37,064	$ 23,869	$ 32,374	$ 31,228
Earnings from mining operations before depreciation and amortization	$ 25,281	$ 15,281	$ 4,431	$ 11,981	$ 11,183
Total cash cost after co-product credits per AuEq oz sold	$ (163)	$ 247	$ 1,103	$ 842	$ 711
Total consolidated all-in sustaining cost after co-product credits per AuEq oz sold	$ 462	$ 799	$ 1,831	$ 1,226	$ 1,221
Production Costs	$ 20,074	$ 21,722	$ 19,380	$ 19,773	$ 19,850
Production Costs/Tonnes Milled	$ 147	$ 168	$ 175	$ 170	$ 169
Earnings before interest, taxes, depreciation, depletion, and amortization	$ 15,328	$ 13,716	$ (3,338)	$ 3,758	$ 6,085
Operating Cash Flows	$ 4,230	$ 7,976	$ (4,292)	$ 6,243	$ 1,024
Net income (loss)	$ 4,019	$ 2,673	$ (9,730)	$ (3,283)	$ (1,035)
Earnings (loss) per share - basic	$ 0.05	$ 0.03	$ (0.11)	$ (0.04)	$ (0.01)

Q1 2023 Conference Call

The Company will host a conference call Wednesday, April 26, 2023, at 10:00 a.m. Mountain Time.

The conference call will be recorded and posted to the Company’s website later in the day following the conclusion of the call. Following prepared remarks, Allen Palmiere, President and Chief Executive Officer, Alberto Reyes, Chief Operating Officer and Kim Perry, Chief Financial Officer will host a live question and answer (Q&A) session. There are two ways to join the conference call.

To join the conference via webcast, please click on the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1609974&tp_key=2108468e9d

To join the call via telephone, please use the following dial-in details:

Participant Toll Free:	+1 (888) 396-8049
International:	+1 (416) 764-8646
Conference ID:	13462059

Please connect to the conference call at least 10 minutes prior to the start time using one of the connection options listed above.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico.  Under the direction of an experienced board and senior leadership team, the company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the company’s Form 10-K for an understanding of the risk factors associated with its business.

For further information please contact:

Kim Perry

Chief Financial Officer

Kim.Perry@GRC-USA.com

www.GoldResourcecorp.com